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                                                                    EXHIBIT 11.1

                              IKOS SYSTEMS, INC.
                STATEMENT OF COMPUTATION OF EARNINGS PER SHARE
                     (In thousands, except per share data)
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                                                                           Fiscal Years Ended
                                                       -----------------------------------------------------
                                                       September  28,        September  30,       October 1,
                                                           1996                  1995               1994
                                                          ------               --------             -------
Income before extraordinary credit...............          $2,451               $3,156               $  841
Extraordinary credit - forgiveness of debt.......              --                   --                  664
                                                           ------               ------               ------
Net income ......................................          $2,451               $3,156               $1,505
                                                           ======               ======               ======

Number of shares used in computing
  per share amounts:
  Weighted average common
    shares outstanding...........................           7,383                5,611                5,455
  Common equivalent shares attributable to
    stock options (treasury stock method)........             731                  540                  196
                                                           ------               ------               ------
Total weighted average common shares outstanding            8,114                6,151                5,651
                                                           ======               ======               ======
Per Share:
   Income before extraordinary credit............          $ 0.30               $ 0.51               $ 0.15
   Extraordinary credit..........................             --                   --                  0.12
                                                           ------               ------               ------
   Net income....................................          $ 0.30               $ 0.51               $ 0.27
                                                           ======               ======               ======
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